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Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, of our report dated February 29, 2012, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Arch Capital Group Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2011. We also consent to the references to us under the headings "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
March 23, 2012

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  Exhibit 23.3
Consent of Independent Registered Public Accounting Firm